UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    March 11, 2010

CAS MEDICAL SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-13839 (Commission File Number)	06-1123096 (I.R.S. Employer Identification No.)
44 East Industrial Road, Branford, Connecticut 06405 (Address of principal executive offices, including zip code) (203) 488-6056 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On March 11, 2010, CAS Medical Systems, Inc. (the “Company”) amended its existing line of credit with NewAlliance Bank (the “Bank”) pursuant to a Third Modification Agreement (the “Third Modification”).  The Third Modification amends the Company’s Commercial Loan Agreement dated February 11, 2008 (the “Loan Agreement”) and related Commercial Revolving Promissory Note (the “Note”), each as previously amended by a Debt Modification Agreement from the Company dated December 31, 2008 (the “First Modification”) and a Second Modification Agreement by and between the Company and the Bank dated April 3, 2009 (the “Second Modification”).

The Third Modification extends the maturity date of the Note from July 1, 2010 to April 1, 2011.  The Third Modification also increases the interest rate for amounts outstanding under the Loan Agreement from (i) the Bank’s Base Rate (as defined in the Second Modification) plus 1.0%, with a minimum interest rate of 4.0% per annum to (ii) the Bank’s Base Rate (as defined in the Third Modification) plus 2.0%, with a minimum interest rate of 5.0% per annum.  Additionally, the Third Modification amends the existing debt service coverage ratio covenant from 1.5 to 1.0 to 1.25 to 1.0, tested beginning March 31, 2010 and quarterly thereafter, measured on a year-to-date basis.  In connection with the Third Modification, the Bank waived the testing of the debt service coverage ratio as of December 31, 2009.

As a condition of the Third Modification, the Company granted the Bank a security interest in the Company’s United States trademarks and patents and applications therefor pursuant to a Trademarks and Letters Patent Security Agreement dated as of March 11, 2010 (the “Trademarks Agreement”).  In connection with the Third Modification, on March 11, 2010 the Company’s wholly-owned subsidiary Statcorp, Inc. (“Statcorp”) executed a Guaranty in favor of the Bank (the “Guaranty”) guaranteeing the obligations of the Company to the Bank under the Loan Agreement and a Security Agreement (the “Statcorp Security Agreement”) granting the Bank a first priority lien on all business assets of Statcorp.

On March 11, 2010, the Company also amended its existing term note with the Bank pursuant to a Modification and Reaffirmation of Commercial Loan and Security Agreement (the “Term Note Modification”).  The Term Note Modification amends the existing debt service coverage ratio covenant to conform it to the Third Modification debt service coverage ratio covenant.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Third Modification, the Trademarks Agreement, the Guaranty, the Statcorp Security Agreement and the Term Note Modification, copies of which are filed as Exhibits 10.1 through 10.5 hereto and incorporated herein by reference.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits – The following exhibits are filed as part of this report:

10.1	Third Modification Agreement dated as of March 11, 2010 by and between CAS Medical Systems, Inc. and NewAlliance Bank

10.2	Trademarks and Letters Patent Security Agreement dated as of March 11, 2010 by and between CAS Medical Systems, Inc. and NewAlliance Bank

10.3	Guaranty dated as of March 11, 2010 from Statcorp, Inc. to NewAlliance Bank

10.4	Security Agreement dated as of March 11, 2010 by and between Statcorp, Inc. and NewAlliance Bank

10.5	Modification and Reaffirmation of Commercial Loan and Security Agreement dated as of March 11, 2010 by and among NewAlliance Bank, CAS Medical Systems, Inc. and Statcorp, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAS MEDICAL SYSTEMS, INC.

Date: March 17, 2010	By:	/s/ Jeffery A. Baird
Jeffery A. Baird
Chief Financial Officer